Exhibit 10.1
Execution Copy
THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT
By and Among
BROADVIEW NETWORKS HOLDINGS, INC.
And
THE STOCKHOLDERS NAMED HEREIN
Dated as of May 31, 2007

(i)

(ii)

THIRD AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT
     THIS THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of May 31, 2007 (this “Agreement”), by and among Broadview Networks Holdings, Inc., a Delaware corporation (the “Company”), MCG Capital Corporation, a Delaware corporation (collectively with any Affiliates to which it transfers Securities, “MCG”), each of the Banks listed under the heading “THE BANKS” on the signature page of this Agreement, (collectively with any Affiliates to which they transfer Securities, the “Banks”), each of the persons listed under the heading “INITIAL BROADVIEW PARTIES” and “BROADVIEW ADDITIONAL PARTIES” on the signature page of this Agreement (collectively with any Affiliates to which they transfer Securities the “Existing Broadview Stockholders”), each of the parties listed under the heading “BRIDGECOM MANAGEMENT” on the signature page of this Agreement, (collectively with any Affiliates to which they transfer Securities, the “BridgeCom Management Stockholders”), each of the parties who receives securities pursuant to the Management Incentive Plan (the “Management Incentive Stockholders”), and each other Person which, in accordance with the terms hereof, shall become a party to or be bound by the terms of this Agreement after the date hereof (each such Person, together with MCG, the Banks, the Existing Broadview Stockholders and the BridgeCom Management Stockholders, collectively, the “Stockholders,” and individually, a “Stockholder”).
WITNESSETH:
     WHEREAS, reference is made to that certain Shareholders’ Agreement dated as of July 7, 2000, as amended by Amendment No. 1 dated July 14, 2000, as amended and restated on March 6, 2002, June 6, 2002, January 14, 2005, July 20, 2006 and February 23, 2007 by and among the Company and each of the stockholders party thereto (the “Original Agreement”);
     WHEREAS, the Company, MCG IH II, Inc., a Delaware corporation and a subsidiary of MCG (“MCG HI”), BridgeCom Holdings, Inc., a Delaware corporation and a Subsidiary of MCG (“BridgeCom”), and certain other parties named therein entered into an Amended and Restated Agreement and Plan of Merger dated as of November 22, 2004 (the “BridgeCom Merger Agreement”);
     WHEREAS, upon consummation of the merger contemplated by the BridgeCom Merger Agreement (the “Merger”), MCG Capital Corporation received shares of the 12% Participating Series A Preferred Stock, par value $.01 per share, of the Company (the “Series A Preferred Stock”) and shares of class A common stock, par value $.01 per share, of the Company (the “Class A Common Stock”);
     WHEREAS, immediately prior to the Merger, all of the issued and outstanding capital stock of the Company held by the Existing Broadview Stockholders was reclassified and converted into shares of the 12% Participating Series B Preferred Stock, par value $.01 per share, of the Company (the “Series B Preferred Stock”) and shares of Class A Common Stock;
     WHEREAS, the BridgeCom Management Stockholders received shares of the capital stock of the Company from MCG following the consummation of the merger contemplated by the BridgeCom Merger Agreement (the “Merger”), which shares will revert back to MCG, with respect to each BridgeCom Management Stockholder, if the employment of such BridgeCom Management Stockholder shall terminate prior to the vesting of such shares;
     WHEREAS, pursuant to a Subscription Agreement, dated as of January 14, 2005, by and among certain significant Existing Broadview Stockholders and the Company, such significant Existing Broadview Stockholders, among other things, subscribed for and purchased additional shares of Series B Preferred Stock and Class A Common Stock;
     WHEREAS, pursuant to Subscription Agreements by and among the Company and the Banks, the Banks acquired shares of Class A Common Stock;
     WHEREAS, in connection with the refinancing of the Company’s indebtedness and recapitalization of the Company’s capital stock in connection with such refinancing, MCG received shares of the 12% Participating Series A-1 Preferred Stock, par value $.01 per share, of the Company (the “Series A-1 Preferred Stock”) and shares of Class A Common Stock and holders of the Series B Preferred Stock received shares of the 12% Participating Series B-1 Preferred Stock, par value $.01 per share, of the Company (the “Series B-1 Preferred Stock”) and shares of Class A Common Stock;
     WHEREAS, in connection with the adoption of the new management incentive plan, approved February 9, 2007 (the “Management Incentive Plan”), pursuant to which the Company issued and may issue from time to time shares of 12% Participating Series C Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”) and options to purchase shares of Series C Preferred Stock, the Company and the Stockholders wish to amend and restate the Original Agreement in its entirety, which amendment and restatement shall be effective at the Effective Time;
     WHEREAS, the Company, Eureka Acquisition Corporation, a Delaware corporation, Eureka Broadband Corporation, a Delaware corporation (“Eureka”), the significant stockholders of Eureka set forth therein and Jeffrey Ginsberg, as agent of the stockholders of Eureka entered into an Agreement and Plan of Merger, dated as of February 23, 2007 (the “Eureka Merger Agreement”); and
     WHEREAS, upon consummation of the merger contemplated by the Eureka Merger Agreement (the “Eureka Merger”), the stockholders of Eureka received shares of the Series B-1 Preferred Stock and shares of Class A Common Stock and warrants to purchase Series B-1 Preferred Stock and Class A Common Stock.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Voting Rights
          1.1 Board Representation.
               From and after the Effective Time, the Board shall consist of eight directors or such number as may be approved by the Board, subject to Section 1.1(e), Section 2(a)(iv) and Section 6.2(c).
               (a) Prior to a Qualifying IPO, MCG shall have the right to designate four persons to serve on the Board (such members, the “MCG Directors”). MCG’s initial designees shall be Steven F. Tunney, B. Hagen Saville, Samuel G. Rubenstein, and John S. Patton, Jr. For the purposes of Section 1.3 below, “MCG Directors” shall also include any directors designated by MCG pursuant to Section 1.1(e) below.
               (b) Prior to a Qualifying IPO, Baker Communications Fund, L.P. and Baker Communications Fund II (QP), L.P. (collectively, “Baker”) shall have the right to designate two persons to serve on the Board (such members, the “Baker Directors”). Baker’s initial designees shall be David C. Ruberg and Robert M. Manning. For the purposes of Section 1.3 below, “Baker Directors” shall also include any directors designated by Baker pursuant to Section 1.1(e) below.
               (c) Prior to a Qualifying IPO, New Enterprise Associates VII, Limited Partnership, New Enterprise Associates 9, Limited Partnership, New Enterprise Associates 10, Limited Partnership, NEA Presidents’ Fund, L.P. and NEA Ventures 1998, L.P. (collectively, “NEA”) shall have the right to designate one person to serve on the Board (such member, the “NEA Director”). NEA’s initial designee shall be Peter Barris. For the purposes of Section 1.3 below, “NEA Director” shall also include any directors designated by NEA pursuant to Section 1.1(e) below.
               (d) Prior to a Qualifying IPO, the Eureka Holders shall have the right to designate one person to serve on the Board (such member, the “Eureka Director”). The Eureka Holders’ initial designee shall be Raul K. Martynek. For the purposes of Section 1.3 below, “Eureka Director” shall also include any directors designated by the Eureka Holders pursuant to Section 1.1(e) below.
               (e) If an Exit Transaction has not been consummated by the Company within six (6) months from and after the date of receipt of an Exit Transaction Exercise Notice as provided in Section 6.2(a) below, then the number of directors comprising the Board shall be increased by three and the Board shall consist of eleven directors which shall be designated as follows: MCG shall have the right to designate four directors to serve on the Board, Baker shall have the right to designate two directors to serve on the board, NEA shall have the right to designate one director to serve on the Board, the Eureka Holders shall have the right to designate one director to serve on the Board, and MCG, Baker, NEA and the Eureka Holders shall jointly select the remaining three designees to the board (such designees, the “Joint Directors”). In the event, MCG, Baker, NEA and the Eureka Holders are unable to agree on three Joint Directors, MCG shall select one director and Baker, NEA and the Eureka Holders shall jointly select one director, each of whom shall have significant experience in the telecommunications industry and shall be Independent of each of MCG, Baker, NEA and the Eureka Holders (each a “Designated Independent Director”). The two Designated Independent Directors shall jointly select a third director (the “Third Independent Director” and together with each Designated Independent Director, the “Independent Directors”), who shall have significant experience in the telecommunications industry and shall be Independent of each of MCG, Baker, NEA and the Eureka Holders. If the two Designated Independent Directors are unable to agree on such Third Independent Director, each of the Designated Independent Directors shall name one potential nominee to be the Third Independent Director, each of whom shall have significant experience in the telecommunications industry and shall be Independent of each of MCG, NEA and Baker, and the Third Independent Director shall be selected by lot by the Chairman of the Board from the two nominees of the Designated Independent Directors.
               (f) Each Stockholder shall vote all of its shares entitled to vote, for members of the Board and shall take all other necessary or desirable actions within his or its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings, as applicable), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), to effectuate the provisions of this Section 1 including, but not limited to, the election of the MCG Directors, the Baker Directors, the NEA Director, the Eureka Director and the Joint Directors.
               (g) The parties shall take all reasonable steps necessary to ensure that the boards of directors of any Subsidiaries of the Company will have the same directors as the Board.
               (h) MCG shall have the right to appoint the Chairman of the Board at any and all meetings of the Board of Directors, and except following an increase in Board members pursuant to Section 1.1(e) above, in the event of any deadlock or impasse in the voting of the members of the Board of Directors, such deadlock or impasse shall be resolved by the Chairman of the Board.
          1.2 Committees.
               (a) The Company shall take all actions necessary to cause (i) to the extent designated by MCG, at least two MCG Directors, and (ii) to the extent designated by Baker, one Baker Director to be appointed to each committee of the Board; provided, however, that the Compensation Committee of the Board shall at all times be comprised of at least one Director nominated by the holders of the Series A Preferred Stock and one Director nominated by the holders of the Series B Preferred Stock, and shall initially be comprised of Steven F. Tunney and David C. Ruberg, subject to their replacement from time to time with alternative Directors nominated by the holders of the Series A Preferred Stock and Series B Preferred Stock, respectively.
               (b) If any MCG Director serving on any committee of the Board shall cease for any reason to serve as a member of, or shall otherwise be unable to fulfill his duties on, any such committee, he or she shall be succeeded by another Person designated by MCG. If any Baker Director serving on any committee of the Board shall cease for any reason to serve as a member of, or shall otherwise be unable to fulfill his duties on, any such committee he or she shall be succeeded by another Person designated by Baker.
          1.3 Vacancies; Removal.
               (a) Subject to Section 1.3(b), each MCG Director, each Baker Director, the NEA Director, the Eureka Director and each Joint Director shall hold his office until his death or until his successor shall have been duly elected and qualified. If any MCG Director shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another Person designated by MCG. If any of the Baker Directors shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another Person designated by Baker. If the NEA Director shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another Person designated by NEA. If the Eureka Director shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another Person designated by the Eureka Holders. If any of the Joint Directors shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled in accordance with the procedure for designating Joint Directors set forth in Section 1.1(e) hereof.
               (b) None of the MCG Directors, the Baker Directors, the NEA Director, the Eureka Director nor the Joint Directors shall be removed from office without the consent of MCG, Baker, NEA or the Eureka Holders, as applicable. Any MCG Director shall be removed from office at any time, with or without cause, at the request of MCG; any Baker Director shall be removed from office at any time, with or without cause, at the request of Baker; any NEA Director shall be removed from office at any time, with or without cause, at the request of NEA; any Eureka Director shall be removed from office at any time, with or without cause, at the request of the Eureka Holders and any Joint Director shall be removed from office at any time, with or without cause, at the joint request of MCG, Baker, NEA and the Eureka Holders.
          1.4 Cooperation.
               Each Stockholder shall vote all of its Securities and shall take all other necessary or desirable actions within his or its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings, as applicable), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), to effectuate the provisions of this Section 1.
          1.5 Non-transferability of Rights.
               Notwithstanding anything to the contrary contained herein, the rights granted to MCG, Baker and NEA under Sections 1.1-1.4 are non-transferable, other than to their respective Affiliates in connection with a Transfer of Securities by such parties to such Affiliates.

          1.6 Management Rights.
               The Company and each of the Stockholders acknowledge that the provisions of this Agreement, including this Section 1, are intended, among other things, to provide MCG, Baker, NEA and the Eureka Holders with “contractual management rights” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
     2. Restrictions.
          (a) The Company shall not take the actions listed in (i) through (iv) below, directly or indirectly, without the prior written approval of at least a majority of the then outstanding shares of capital stock held by the holders of the Series A Preferred Stock and the Series A-1 Preferred Stock (the “Series A/A-1 Holders”) and at least eight (8%) of the then outstanding shares of capital stock held by the holders of the Series B Preferred Stock and the Series B-1 Preferred Stock (the “Series B/B-1 Holders”):
               (i) merge with or into any Person or sell or transfer all or a substantial portion of its assets to another Person, or enter into any similar business combination transaction or effect any transaction or series of transactions in each case (i) after which either the Company is not the surviving entity or the holders of a majority of the capital stock of the Company prior to the transaction or series of transactions do not control or otherwise constitute a majority in interest of the surviving entity and (ii) if such transaction or series of transactions is based on an implied total equity value of the Company, such implied total equity value is less than $227,500,000;
               (ii) incur Funded Debt in excess of the amounts permitted under the Indenture and the Revolving Credit Facility as such Indenture and Revolving Credit Facility exist immediately following the Effective Time or such higher amounts permitted under the Indenture and the Revolving Credit Facility that may be or were in effect subsequent to the Effective Time of this Agreement, provided that such Indenture and Revolving Credit Facility was approved by the procedure set forth in this Section 2(a), or refinance or restructure the Company’s outstanding Funded Debt under the Indenture and Revolving Credit Facility; provided that for the avoidance of doubt, the execution of the Revolving Credit Facility and the consummation of the Note Offering are expressly permitted by the parties hereto;
               (iii) designate, authorize, issue or otherwise create new Securities that are senior to or pari passu with the powers, preferences, or rights of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, including issuing additional Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock; provided, however, that no issuances of Series C Preferred Stock pursuant to the Management Incentive Plan or issuances of Series C Preferred Stock pursuant to the exercise of options granted under the Management Incentive Plan shall be subject to the restrictions set forth in this Section 2; and
               (iv) change the number of directors of the Company’s Board.

          (b) The Company shall not enter into any transaction or series of transactions with an Affiliate having an aggregate value or providing for aggregate annual payments greater than $25,000 without the prior written approval of at least a majority of the then outstanding shares of capital stock held by the Series A/A-1 Holders and at least a majority of the then outstanding shares of capital stock held by the Series B/B-1 Holders. Notwithstanding the foregoing, the restrictions set forth in this Section 2(b) shall not apply to (i) the rights provided to the parties in this Agreement and (ii) the provisions of the Company’s Tenth Amended and Restated Certificate of Incorporation or in the Company’s Amended and Restated Bylaws, as amended from time to time, provided that any amendment to such documents that would permit an affiliate transaction would be subject to this Section 2(b).
          (c) The Series A/A-1 Holders’ rights under this Section 2 shall terminate if the Series A/A-1 Holders as of the date hereof Transfer seventy-five percent (75%) or more of such holders’ voting power in the Securities to any other Person or Persons other than one or more Permitted Transferees, and the Series B/B-1 Holders’ rights under this Section 2 shall terminate if the Series B/B-1 Holders as of the date hereof Transfer seventy-five percent (75%) or more of such holders’ voting power in the Securities to any other Person or Persons other than one or more Permitted Transferees.
          (d) The Company’s Amended and Restated Bylaws, as amended from time to time, may be amended, supplemented or repealed and/or new, revised or restated bylaws may be adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof. Any bylaw made by the Board of Directors may be amended, supplemented or repealed by action of the stockholders at any annual or special meeting of stockholders. Provided, however, that the affirmative vote of the Series A/A-1 Holders shall be required in order to amend, supplement, repeal, revise, restate or otherwise modify Article III Section 18 thereof.
     3. Certain Restrictions in Transfers.
          3.1 Certain Restrictions.
               No Stockholder shall Transfer Securities to any Person (any Person in whose favor a Transfer of Securities is made, and all subsequent transferees of any such Person, regardless of the method of Transfer, the “Transferees” and individually a “Transferee”) without first complying with this Section 3 and, except with respect to a Transfer to a Permitted Transferee, with Sections 4, 5, and 6, if applicable. Notwithstanding the foregoing, no Stockholder shall be permitted to Transfer Securities to a Competitor.
          3.2 Compliance with Securities Laws.
               Notwithstanding anything to the contrary contained herein, no Stockholder shall Transfer any Securities, and the Company shall not reflect on its books any Transfer of Securities, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act and under any applicable state securities or blue sky laws or (b) such Stockholder shall have furnished the Company with evidence reasonably satisfactory to the Company that no such registration is required because of the availability of an exemption from registration under the Securities Act and under applicable state securities or blue sky laws. The Company may request a written opinion of counsel of recognized standing to the effect set forth in clause (b) of the preceding sentence to satisfy the requirements of such clause.
          3.3 Agreement to be Bound.
               (a) No Transfer of Securities shall be effective and the Company shall not reflect on its books any Transfer of Securities unless (i) any certificates representing such Securities issued to the Transferee bear the legends provided in Section 12, if required by such section, (ii) the Transferee has executed and delivered to the Company, as a condition precedent to such Transfer, an instrument reasonably satisfactory in form and substance to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement. In addition, in the event of a proposed Transfer to a Permitted Transferee, the transferring party shall submit to the Company such evidence as the Company may reasonably request to demonstrate that such Transfer is to a Permitted Transferee.
               (b) Any Transfer of Securities not permitted by the provisions of this Agreement shall be null and void ab initio and the Company shall not reflect on its books any Transfer of Securities except in accordance with this Agreement.
          3.4 Management Restrictions.
               In addition to the restrictions set forth in Section 3.1-3.3 above, notwithstanding the definition of “Permitted Transferees”, until following the consummation of a Qualifying IPO, each Management Stockholder shall be prohibited from effecting Transfers of more than fifty percent (50%) of his Securities in the aggregate, (i) to such Stockholder’s Relatives or (ii) to or among a trust of which there are no principal beneficiaries other than such Stockholder and one or more Relatives of such Stockholder, unless approved by the Board.
     4. Right of First Offer.
          If any Stockholder proposes to sell (the “Selling Stockholder”) any Securities, other than a sale to a Permitted Transferee, the Selling Stockholder shall first offer such Securities to the Significant Stockholders (other than such Stockholder) (the “Non-Selling Significant Stockholders”) and to the Company upon the following terms:
          (a) The Selling Stockholder shall give the Non-Selling Significant Stockholders and the Company prompt written notice (the “Notice of Intent”) of its intent to sell such Securities, which notice shall include the number of Securities proposed to be Transferred (the “Offered Securities”), the price and other proposed terms (which shall not be inconsistent with the terms of this Agreement) on which the Selling Stockholder proposes to Transfer the Offered Securities, which may provide that it may be accepted by the Company and the Non-Selling Significant Stockholders (in the aggregate) on an all or nothing basis (an “All or Nothing Sale”).
          (b) The Company and the Non-Selling Significant Stockholders shall have the exclusive right for a period of thirty (30) business days from the date on which the Notice of

Intent was given (the “Exclusivity Period”) to make a firm offer to purchase all or a portion of such Offered Securities at the purchase price and terms stated in the Notice of Intent.
          (c) The Company shall have the first priority to accept all or any portion of the Offered Securities at the purchase price and on the terms stated in the Notice of Intent in respect of any such purchase during the first ten (10) business days of the Exclusivity Period (the “Company Acceptance Period”). Such acceptance shall be made by delivering a written notice to the Selling Stockholder and each of the Non-Selling Significant Stockholders within the Company Acceptance Period. Notwithstanding the foregoing, (i) if the Selling Stockholder is a current or former Company employee whose employment commenced prior to the date of the Merger, then the holders of the Series B Preferred Stock and the Series B-1 Preferred Stock shall have the first priority to accept all or any portion of the Offered Securities at the purchase price and on the terms stated in the Notice of Intent in respect of any such purchase, and in such event, the terms of Section 4(d) shall apply to the holders of Series B Preferred Stock and the Series B-1 Preferred Stock as though the Company rejected or failed to accept all the Offered Securities and thereafter if the holders of Series B Preferred Stock and the Series B-1 Preferred Stock do not purchase all such Offered Securities, Section 4(c) and 4(d) shall operate in accordance with their terms and the Company shall have the next priority to purchase such Offered Securities, and (ii) if the Selling Stockholder is a current or former BridgeCom employee whose employment commenced prior to the date of the Merger (a “BridgeCom Employee”), then the holders of the Series A Preferred Stock and the Series A-1 Preferred Stock shall have the first priority to accept all or any portion of the Offered Securities at the purchase price and on the terms stated in the Notice of Intent in respect of any such purchase, and in such event, the terms of Section 4(d) shall apply to the holders of Series A Preferred Stock and the Series A-1 Preferred Stock as though the Company rejected or failed to accept all the Offered Securities and thereafter if the holders of Series A Preferred Stock and the Series A-1 Preferred Stock do not purchase all such Offered Securities, Section 4(c) and 4(d) shall operate in accordance with their terms and the Company shall have the next priority to purchase such Offered Securities.
          (d) If the Company does not accept all or any portion of the Offered Securities by the expiration of the Company Acceptance Period, then (i) the Company is required to notify in writing the Selling Stockholder and each of the Non-Selling Significant Stockholders of its rejection or failure to accept all or any portion of the Offered Securities and (ii) upon the earlier of the expiration of (A) the Company Acceptance Period or (B) the giving of such written notice of rejection or failure to accept all or any portion of the Offered Securities, each Non-Selling Significant Stockholder who is a Preferred Stockholder (each a “Non-Selling Preferred Significant Stockholder”) who is willing to purchase all or any portion of the Offered Securities shall have the right and option for a period of ten (10) days after the end of the Company Acceptance Period (the “Preferred Acceptance Period”), to accept all or any portion of the Offered Securities so offered and not accepted by the Company (the “Company Refused Securities”) at the purchase price and on the terms stated in the Notice of Intent, provided, however, that, if the Notice of Intent contemplated an All or Nothing Sale, the Non-Selling Preferred Significant Stockholders, in the aggregate, may only accept, during the Preferred Acceptance Period, all, but not less than all, of the Offered Securities, at the purchase price and on the terms stated in the Notice of Intent. Each Non-Selling Preferred Significant Stockholder shall accept all or any portion of the Offered Securities by delivering written notice to the Company and the Selling Stockholder specifying the maximum number of shares such Non-

Selling Preferred Significant Stockholder will purchase (the “Preferred Offer Securities”). If, upon the expiration of the Preferred Acceptance Period, the aggregate amount of the Preferred Offer Securities exceeds the amount of Company Refused Securities, the Company Refused Securities shall be allocated among the Non-Selling Preferred Significant Stockholders as follows: (i) First, each Non-Selling Preferred Significant Stockholder shall be entitled to purchase no more than its Proportionate Percentage of the Company Refused Securities; (ii) Second, if any amount of Company Refused Securities has not been allocated for purchase pursuant to (i) above (the “Preferred Remaining Securities”), each Non-Selling Preferred Significant Stockholder (an “Oversubscribed Preferred Stockholder”) which had offered to purchase an amount of Company Refused Securities in excess of the amount of Securities allocated for purchase to it in accordance with previous allocations of such shares of Company Refused Securities, shall be entitled to purchase an amount of Preferred Remaining Securities equal to no more than its Proportionate Percentage (treating only Oversubscribed Preferred Stockholders as Non-Selling Significant Preferred Stockholders for these purposes) of the Preferred Remaining Securities; and (iii) Third, the process set forth in (ii) above shall be repeated with respect to any amounts of Company Refused Securities not allocated for purchase until all shares of Company Refused Securities are allocated for purchase; provided that no Non-Selling Preferred Significant Stockholder shall be allocated Securities in excess of such Non-Selling Preferred Significant Stockholder’s Preferred Offer Securities.
          (e) If the Non-Selling Preferred Significant Stockholders do not accept all or any portion of the Offered Securities by the expiration of the Preferred Acceptance Period, then (i) each Non-Selling Preferred Stockholder is required to notify in writing the Selling Stockholder and each of the Non-Selling Significant Stockholders of the Non-Selling Preferred Significant Stockholder’s rejection or failure to accept all or any portion of the Offered Securities and (ii) upon the earlier of the expiration of (A) the Preferred Acceptance Period or (B) the giving of such written notice of rejection or failure to accept all or any portion of the Offered Securities, each Non-Selling Significant Stockholder who is not a Preferred Stockholder (each a “Remaining Non-Selling Significant Stockholder”) who is willing to purchase all or any portion of the Offered Securities shall have the right and option until the end of the Exclusivity Period, to accept all or any portion of the Offered Securities so offered and not accepted by the Non-Selling Preferred Significant Stockholders (the “Preferred Refused Securities”) at the purchase price and on the terms stated in the Notice of Intent, provided, however, that, if the Notice of Intent contemplated an All or Nothing Sale, the Remaining Non-Selling Significant Stockholders, in the aggregate, may only accept, during the Exclusivity Period, all, but not less than all, of the Offered Securities, at the purchase price and on the terms stated in the Notice of Intent. Each Remaining Non-Selling Significant Stockholder shall accept all or any portion of the Offered Securities by delivering written notice to the Company and the Selling Stockholder specifying the maximum number of shares such Remaining Non-Selling Significant Stockholder will purchase (the “Offer Securities”). If, upon the expiration of the Exclusivity Period, the aggregate amount of the Offer Securities exceeds the amount of Preferred Refused Securities, the Preferred Refused Securities shall be allocated among the Remaining Non-Selling Significant Stockholders as follows: (i) First, each Remaining Non-Selling Significant Stockholder shall be entitled to purchase no more than its Proportionate Percentage of the Preferred Refused Securities; (ii) Second, if any amount of Preferred Refused Securities has not been allocated for purchase pursuant to (i) above (the “Remaining Securities”), each Remaining Non-Selling Significant Stockholder (an “Oversubscribed Stockholder”) which had offered to purchase an amount of

Preferred Refused Securities in excess of the amount of Securities allocated for purchase to it in accordance with previous allocations of such shares of Preferred Refused Securities, shall be entitled to purchase an amount of Remaining Securities equal to no more than its Proportionate Percentage (treating only Oversubscribed Stockholders as Remaining Non-Selling Significant Stockholders for these purposes) of the Remaining Securities; and (iii) Third, the process set forth in (ii) above shall be repeated with respect to any amounts of Preferred Refused Securities not allocated for purchase until all shares of Preferred Refused Securities are allocated for purchase; provided that no Remaining Non-Selling Significant Stockholder shall be allocated Securities in excess of such Remaining Non-Selling Significant Stockholder’s Offer Securities.
          (f) If effective acceptance shall not have been received pursuant to Sections 4(a)-4(e) above with respect to all of the Offered Securities, and the Selling Stockholder receives an offer from a third party for the Offered Securities on terms and conditions that it deems acceptable (but at a price not less than the price and on terms not more favorable to the purchaser thereof than the price and terms stated in the Notice of Intent), the Selling Stockholder may sell the Offered Securities to such third party, provided that such sale takes place within one hundred and twenty (120) days after the expiration of the Exclusivity Period (the “Sale Period”). To the extent the Selling Stockholder Transfers all or any portion of the Offered Securities during the Sale Period, the Selling Stockholder shall promptly notify the Company, and the Company shall promptly notify the Non-Selling Significant Stockholders, as to (i) the number of Securities, if any, that the Selling Stockholder then owns, (ii) the number of Securities that the Selling Stockholder has Transferred, (iii) the terms of such Transfer and (iv) the name of the owner(s) of any Securities Transferred. If no such sale occurs during the Sale Period, any attempted sale of such Securities shall be subject to the right of first offer by the Non-Selling Significant Stockholders set forth in this Section 4.
          (g) All Transfers of Offered Securities to the Company and/or the Non-Selling Significant Stockholders subject to this Section 4 shall be consummated contemporaneously at the principal offices of the Company on the later of (i) a mutually satisfactory business day within 15 days after the expiration of the Exclusivity Period or (ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), applicable to such Transfer, or at such other time and/or place as the parties to the Transfer may agree. The certificates or other instruments evidencing such Offered Securities shall be duly endorsed for transfer and delivered on such closing date against payment of the purchase price for such Offered Securities, together with all other documents which are necessary to effect such Transfer.
          (h) The requirements of this Section 4 shall not apply to (i) any Transfer to which compliance with this Section 4 is waived in accordance with Section 33 of this Agreement or (ii) any Transfer pursuant to Section 6.1 or 6.2 of this Agreement.
     5. Tag Along Rights.
          After complying with the terms of Section 4 of this Agreement, if any Stockholder or Stockholders acting together or pursuant to a common plan, understanding, or arrangement (individually or collectively the “Selling Group”) propose to Transfer, in one transaction or in a series of related transactions (a “Tag Along Sale”), any Securities Beneficially

Owned by such Selling Group to any third party (other than the Company), and as a result thereof the Selling Group would have Transferred in the aggregate Securities (including all prior sales of Securities by the Selling Group and its Affiliates) representing 2.3% or more of the then issued and outstanding shares of voting capital stock of the Company, the Non-Selling Significant Stockholders shall have the right to participate in such Tag Along Sale on the following terms; provided that solely for purposes of this Section 5, each of NTFC, Wachovia and CVC shall be deemed to be a Non-Selling Significant Stockholder:
          (a) The Selling Group shall give the Non-Selling Significant Stockholders not less than thirty (30) days written notice (a “Sale Notice”) of its intention, describing the price offered, all other material terms and conditions of the Tag Along Sale and, if the consideration payable pursuant to the Tag Along Sale consists in whole or in part of consideration other than cash, such information relating to such other consideration as the Non-Selling Significant Stockholders may reasonably request and which is available to the Selling Group;
          (b) In connection with any Tag Along Sale, each Non-Selling Significant Stockholder shall have the right, in its sole discretion, to sell, for the same price per share being paid to, and otherwise on the same terms and conditions as, the Selling Group, its Proportionate Percentage of the aggregate amount of Securities being sold in the Tag Along Sale;
          (c) The Non-Selling Significant Stockholders must exercise their “tag along” rights by giving written notice to the Selling Group within thirty (30) days of the delivery of a Sale Notice (the “Section 5 Acceptance Period”), specifying the number of Securities that such Non-Selling Significant Stockholder desires to include in the Tag Along Sale; and
          (d) All Transfers of Securities pursuant to this Section 5 shall be consummated contemporaneously at the principal offices of the Company on the later of (i) a mutually satisfactory business day within 15 days after the expiration of the Section 5 Acceptance Period or (ii) the fifth business day following the expiration or termination of all waiting periods under HSR, applicable to such Transfer, or at such other time and/or place as the parties to the Transfer may agree. The certificates or other instruments evidencing such Securities shall be duly endorsed for transfer and delivered on such closing date against payment of the purchase price for the number of Securities to be sold by each Non-Selling Significant Stockholder, together with all other documents which are necessary in order to effect such Tag Along Sale. No party to this Agreement shall Transfer any of its Securities to any prospective Transferee if such prospective Transferee declines to allow a Non-Selling Significant Stockholder to participate in a Tag Along Sale.
          (e) Notwithstanding any other provision of this Agreement, the provisions of this Section 5 shall not apply to (i) a Transfer to a Permitted Transferee or the Company or to the Non-Selling Significant Stockholders pursuant to Section 4 of this Agreement or (ii) any Transfer to which compliance with this Section 5 is waived in accordance with Section 33 of this Agreement.

     6. Selling Opportunity.
          6.1 Bring-Along Obligations.
          (a) Except for a Transfer to a Permitted Transferee, if any Stockholder or any Stockholders representing more than 50% of the voting power of the capital stock of the Company, (“Exiting Stockholders”), acting together or pursuant to a common plan, understanding, or arrangement (i) enter into an agreement to Transfer to any Person or Group, in a bona fide arms-length transaction, all of the Securities Beneficially Owned by such Stockholder, (ii) request that the Company consolidate or merge with any Person (in a consolidation or merger in which stockholders of the Company receive cash or securities of any other Person upon such consolidation or merger) or (iii) request that the Company sell all or substantially all of the assets of the Company, to a Person (the Person or Group referred to in clause (i), clause (ii) or clause (iii) being referred to herein as “Exit Transferees” and any of the transactions referred to in clause (i), clause (ii) or clause (iii) being referred to herein as an “Exit Transfer”), then, subject to the terms of this Section 6.1, such Exiting Stockholders may elect to require that each of the other Stockholders (each, a “Bring-Along Stockholder”) Transfer to such Exit Transferees all of the Securities Beneficially Owned by such Bring-Along Stockholders, on the same terms and conditions as those applicable to the Exiting Stockholders (in the case of clause (i) of this Section 6.1(a)) and/or that each Bring-Along Stockholder vote (or consent in writing, as the case may be) in favor of the merger or consolidation or sale of assets (in the case of clause (ii) or (iii) of this Section 6.1(a)), and that such Stockholder shall in all other respects support the transaction contemplated by the Exit Transfer, provided, however, (i) that any proposed Exit Transfer shall be subject to the restrictions set forth in Section 2(a)(i) and Section 2(b) hereof and (ii) that the terms and conditions of the Exit Transfer shall give effect to the Series A Liquidation Preference, the Series A-1 Liquidation Preference, the Series B Liquidation Preference, the Series B-1 Liquidation Preference, the Series C Liquidation Preference, the Series A Absolute Liquidation Preference, the Series A-1 Absolute Liquidation Preference, the Series B Absolute Liquidation Preference and the Series B-1 Absolute Liquidation Preference as defined and set forth in the Certificate of Incorporation, as the case may be, of Exiting Stockholders and Bring-Along Stockholders. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall not apply to any Transfer of Securities in a public offering.
          (b) The Exiting Stockholders shall exercise the rights in Section 6.1(a) by providing to each Bring-Along Stockholder written notice of any Exit Transfer (the “Bring-Along Notice”), setting forth the terms of the proposed Exit Transfer and the proposed closing date.
          (c) If any transaction undertaken pursuant to this Section 6.1 involves entering into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities and Exchange Commission (the “SEC”) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), those Stockholders involved in such transaction who are not “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (the “Unaccredited Stockholders”) shall, at the request of the Company or the Exiting Stockholders, appoint one “purchaser representative” (as such term is defined in Rule 501 under the Securities

Act (or any similar rule then in effect)) for all such Unaccredited Stockholders reasonably acceptable to the Company. The Company shall first propose a purchaser representative to the Unaccredited Stockholders. If holders of a majority of the Securities held by the Unaccredited Stockholders do not approve the purchaser representative designated by the Company, such holders shall appoint one purchaser representative to represent all Unaccredited Stockholders, subject to the approval of the Company (which approval shall not be unreasonably withheld). The Company shall be responsible for the reasonable fees of the purchaser representative so appointed.
          (d) All Transfers pursuant to Section 6.1(a) above shall be consummated contemporaneously at the principal offices of the Company on the later of (i) a business day not less than fifteen (15) or more than sixty (60) days after the Bring-Along Notice is delivered to Stockholders or (ii) the fifth business day following the expiration or termination of all waiting periods under HSR applicable to such Transfer, or at such other time or place as the parties may agree. The certificates or other instruments evidencing the Securities Transferred pursuant to the Exit Transfer shall be duly endorsed for transfer, and delivered on such closing date against payment for the purchase price of such Securities, together with all other documents which are necessary to effect such Transfer.
          (e) All Bring-Along Stockholders shall execute and deliver any documents reasonably requested by the Exiting Stockholders, including, but not limited to, any agreement containing indemnification obligations (which shall be several and not joint obligations) on the part of the Exiting Stockholders and Bring-Along Stockholders, and shall be liable for their pro rata share of the reasonable costs and expenses incurred in connection with the Exit Transfer by the Exiting Stockholders. In addition, the Bring-Along Stockholders shall not exercise any rights of appraisal or dissenters rights that such Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with any Exit Transfer or any other proposal that is necessary or desirable to consummate the Exit Transfer.
          (f) Notwithstanding anything to the contrary contained herein, (i) any Transfer of Securities effected as an Exit Transfer shall be exempt from the provisions of Section 4 hereof; (ii) no Exiting Stockholder shall be entitled to receive a control premium or an extra or special benefit not shared on a pro rata basis by all other holders of Securities (excluding any preferential rights of any Security expressly set forth in the Certificate of Incorporation) with respect to such Exiting Stockholder’s shares; and (iii) the provisions of this Section 6.1 shall terminate immediately upon receipt by the Company of an Exit Transaction Exercise Notice pursuant to Section 6.2 below.
          6.2 Exit Transactions.
               (a) If at any time from and after January 14, 2010, the Company has not consummated a Qualifying IPO or has not entered into a binding agreement that triggers Section 6.1, any Stockholder or group of Stockholders representing 50% or more of the aggregate liquidation preference of the Series B Preferred Stock then outstanding (the “Requesting Investors”) shall be entitled to require the Company to use commercially reasonable efforts to implement and consummate an Exit Transaction (as defined below), and require that, in connection with such implementation, the Company retain an investment banking firm reasonably acceptable to the Requesting Investors and one counsel, accounting firm and appraiser, if reasonably required, chosen by the Requesting Investors and otherwise take such reasonable actions, all at the expense of the Company, as reasonably necessary. The Requesting Investors seeking to exercise the rights granted pursuant to this Section 6.2 shall provide written notice of such exercise to the Company (an “Exit Transaction Exercise Notice”). As soon as reasonably practicable after receiving an Exit Transaction Exercise Notice, but in any event within six (6) months from and after the date of receipt thereof (unless waived by the Requesting Investors), the Company shall use commercially reasonably efforts to consummate an Exit Transaction on such terms and conditions, including structure, as the holders of 32% of the then outstanding shares of Fully Diluted Voting Common Stock with the advice and assistance of the Company’s financial and other advisors, shall deem advisable; provided, however, that the terms and conditions of such Exit Transaction shall give effect to the Series A Liquidation Preference, the Series A-1 Liquidation Preference, the Series B Liquidation Preference, the Series B-1 Liquidation Preference, the Series C Liquidation Preference, the Series A Absolute Liquidation Preference, the Series A-1 Absolute Liquidation Preference, the Series B Absolute Liquidation Preference and the Series B-1 Absolute Liquidation Preference, as defined and set forth in the Certificate of Incorporation, as the case may be, of the Stockholders. Upon receiving an Exit Transaction Exercise Notice, the Company and each of the Stockholders shall take all reasonable actions that may be necessary or appropriate to implement and consummate such Exit Transaction in the manner required by this Section 6.2. As used in this Agreement, the term “Exit Transaction” shall mean a transaction, including, without limitation, (i) a Qualifying IPO or (ii) a merger, a sale of assets or a sale of stock, that provides each of the Stockholders with the opportunity to sell all of its Securities for cash or other readily marketable securities.
               (b) The investment banking firm retained on behalf of the Company in connection with an Exit Transaction Exercise Notice shall be instructed to actively seek an Exit Transaction for the Company and all of its Stockholders, including by actively soliciting acquirors to purchase the Company (all decisions and determinations that are necessary to be made by the Company in connection with the process and any transaction contemplated by or resulting from the activities contemplated by this Section 6.2(b), including price, terms and timing, shall be made by the holders of 32% of the then outstanding shares of Fully Diluted Voting Common Stock. The Requesting Investors shall be actively involved in the process of identifying and pursuing the Exit Transaction and the Company’s financial and other advisors shall consult with the Requesting Investors on a regular basis regarding the progress of their efforts and receive regular guidance and direction from the Requesting Investors regarding the Exit Transaction process. Once an Exit Transaction has been identified that is acceptable to the holders of 32% of the then outstanding shares of Fully Diluted Voting Common Stock, then the Company shall use its commercially reasonable efforts to consummate such Exit Transaction as soon as practicable after the identification thereof and shall comply with the reasonable direction of the Requesting Investors in effectuating such transaction.
               (c) In the event that an Exit Transaction has not been consummated by the Company within six (6) months from and after the date of receipt of an Exit Transaction Exercise Notice, then the Board shall be reconstituted pursuant to Section 1.1(e) above, and the reconstituted Board shall take all reasonable actions that may be necessary or appropriate to implement and consummate an Exit Transaction in the manner required by this Section 6.2.

               (d) In the event that any Exit Transaction pursuant to this Section 6.2 is structured as a merger, consolidation, or similar business combination, each Stockholder agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction, and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.
               (e) Solely for purposes of Section 6.2(d) and in order to secure the performance of each Stockholder’s obligations under Section 6.2(d), each Stockholder hereby irrevocably appoints the Requesting Investors, and each of them, as proxy of such Stockholder (with full power of substitution) to vote, provide a written consent or take any other action with respect to its shares as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its shares in accordance with the terms of Section 6.2(d) or fails to take any other action in accordance with the terms of Section 6.2(d) within three (3) business days of a request for such vote, written consent or action. Each Stockholder intends any proxy granted pursuant to this Section 6.2(e) to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in Section 6.2(d) with respect to the shares owned by such Stockholder.
               (f) Notwithstanding anything to the contrary contained herein, no Stockholder shall be entitled to a control premium or an extra or special benefit not shared on a pro rata basis by all other holders of Securities (excluding any preferential rights of any Security expressly set forth in the Certificate of Incorporation) in an Exit Transaction with respect to their shares.
     7. Preemptive Rights.
          The Significant Stockholders and the Initial Broadview Parties who are not Significant Stockholders (excluding the persons who are not parties to this Section 7 as set forth on the applicable signature page to this Agreement) (“Preemptive Rights Stockholders”) shall be entitled to certain preemptive rights as follows:
          (a) Except for the issuance of the Company’s Securities (i) with respect to options or rights to acquire shares of capital stock existing immediately after the Effective Time or issued after the Effective Time pursuant to (iii) or (viii) below, or upon the exercise of, or upon conversion of, any Security existing immediately after the Effective Time or issued after the Effective Time in accordance with the terms hereof, (ii) pursuant to a public offering of Securities, (iii) to directors, officers, employees or consultants of the Company after the Effective Time pursuant to any stock option plan, restricted stock plan, stock purchase plan or similar employee benefit program or equity-based agreement, plan or arrangement for such persons approved by the Board or the Compensation Committee of the Board, prior to the date on which the Management Incentive Plan was approved by the Board, in an amount not exceeding up to 1,137,219 shares of Common Stock in the aggregate (less any such shares as to which the right to such shares was forfeited in connection with an individual’s participation in the Management Incentive Plan pursuant to the terms of the Restricted Stock Settlement Agreement), (iv) as a stock dividend or upon any stock split or other subdivision or combination of shares of the Company’s capital stock, (v) in connection with business acquisitions, strategic partnerships and alliances, and financing transactions (other than capital stock issued to parties unrelated to any such transaction, in exchange for cash, to provide equity financing for any such transaction), (vi) upon the conversion of outstanding Shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, (vii) with respect to equity grants to Michael Robinson in connection with his employment by the Company, or (viii) to management employees of the Company pursuant to the Management Incentive Plan, if the Company at any time after the date hereof authorizes the issuance or sale of any Securities, the Company shall first offer to sell to the Preemptive Rights Stockholders a portion of such Securities equal to the percentage of the Fully Diluted Voting Common Stock held by each Preemptive Rights Stockholder at the time of such issuance.
          (b) In order to exercise their purchase rights hereunder, the Preemptive Rights Stockholders must, within ten (10) business days (the “Section 7 Acceptance Period”) after receipt of written notice from the Company describing in reasonable detail the Securities being offered (the “Issuance Stock”), the purchase price thereof and the payment terms, deliver a written notice to the Company describing their election hereunder, which shall specify the number of shares of the Issuance Stock such Preemptive Rights Stockholder will purchase. The Company shall give the Preemptive Rights Stockholders no less than fifteen (15) business days notice of the closing of the sale and purchase of such shares.
          (c) Notwithstanding anything to the contrary contained herein, the rights granted to the Preemptive Rights Stockholders under this Section 7 are non-transferable, provided, however, that each Preemptive Rights Stockholder shall have the right to assign all or any of its purchase rights hereunder to any of its Affiliates or its successors and assigns.
          (d) All issuances of Securities pursuant to this Section 7 shall be consummated contemporaneously at the principal offices of the Company on the later of (i) a mutually satisfactory business day within thirty (30) days after the expiration of the Section 7 Acceptance Period or (ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Act, applicable to such issuance, or at such other time and/or place as the Company and the Preemptive Rights Stockholders may agree. The delivery of certificates or other instruments evidencing such Issuance Stock shall be made by the Company on such date against payment of the purchase price for such Issuance Stock, together with all other documents which are necessary to effect such Transfer.
          (e) Upon the expiration of the Section 7 Acceptance Period, the Company shall be entitled to sell such Securities which the Preemptive Rights Stockholders have elected not to purchase during the one hundred and twenty (120) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Preemptive Rights Stockholders. Any Securities sold by the Company to any Person after such one hundred and twenty (120) day period must be re-offered to the Preemptive Rights Stockholders pursuant to the terms of this Section 7.

     8. Maintenance of Insurance.
          The Company shall maintain directors’ and officers’ liability insurance in an amount determined by the Board to be adequate and shall at all times comply with the requirements of the Merger Agreement relating thereto.
     9. Registration Rights.
          9.1 Demand Registrations.
               (a) Requests for Registration. Subject to Section 9.1(c) below, MCG, the Initial Broadview Parties owning eight percent (8%) of the voting capital stock of the Company (the “Demand Group”) or the Banks may, at any time after one hundred and eighty days (180) after a Qualifying IPO, request registration under the Securities Act of all or part of their Registrable Securities on Form S-1, or any similar long-form of registration, or, if available on Form S-2 or S-3 or any similar short-form of registration. Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the proposed underwriter. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders (if any) of Registrable Securities and, subject to Section 9.1(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. All registrations requested pursuant to this Section 9.1(a) are referred to herein as “Demand Registrations.”
               (b) Registration Expenses. The Company will pay all Registration Expenses (as defined in Section 9.6 hereto).
               (c) Registration Limitations. The Demand Registration rights granted to MCG, the Demand Group and the Banks in Section 9.1(a) are subject to the following limitations: (i) MCG is entitled to request one (1) Demand Registration; the Demand Group is entitled to request one (1) Demand Registration; and the Banks are entitled to request one (1) Demand Registration; provided, however, that if MCG, the Demand Group or the Banks are unable to sell at least 50% of the Registrable Securities intended to be sold by such party in a Demand Registration, such party will not be deemed to have exercised its Demand Registration; and (ii) each registration in respect of a Demand Registration request must include, in the aggregate (based on Registrable Securities included in such registration statement by all Stockholders participating in such registration) Registrable Securities having an aggregate market value of at least $25,000,000 based on the then-current market price. A registration will not count as one of such Demand Registrations until it has become effective and, if such offering is an underwritten offering, the holders of Registrable Securities have sold all Securities requested to be included thereunder (exclusive of Securities registered to cover underwriters’ over-allotment options).
               (d) Priority in Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other Securities requested to be included in such offering exceeds the number of Registrable Securities and other

Securities, if any, which can be sold therein without adversely affecting the marketability of the offering (the “Offering Quantity”), the Company will include in such registration Securities in the following priority:
                    (i) First, all Registrable Securities requested to be included by any holders thereof, and if the number of such holders’ Securities requested to be included exceeds the Offering Quantity, then the Company shall include a pro rated allocation of all Registrable Securities requested to be included, with such shares to be allocated to each such holder requesting inclusion in proportion to the number of Registrable Securities (calculated on an as converted basis) then owned by each such holder requesting inclusion in relation to the number of Registrable Securities (calculated on an as converted basis) then owned by all Stockholders requesting inclusion; and
                    (ii) Second, to the extent (and only to the extent) that the Offering Quantity exceeds the aggregate amount of Securities to be sold for the account of the holders of Registrable Securities which are requested to be included in such registration (the “Excess Offering Quantity”), the Company will include in such registration any other Securities requested to be included in such offering, and if the number of such other holders’ Securities requested to be included exceeds the Excess Offering Quantity, then the Company shall include only each such requesting holder’s pro rata share of the Excess Offering Quantity, based on the amount of Securities held by such holder, on an as converted basis.
               (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within one hundred and twenty (120) days after the effective date of a previous Demand Registration or other registration of Securities of the Company that is an underwritten offering.
               (f) Selection of Underwriters. In connection with a Demand Registration and any other registration of Securities that is an underwritten offering, the Board shall have the, right to select the lead book-running manager to administer the offering, such selection to be subject to the approval of the parties holding a majority of the Registrable Securities and which approval shall not be unreasonably withheld.
               (g) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to demand that the Company register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without the prior written consent of the parties holding the majority of Registrable Securities.
               (h) Demand Registrations Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Demand Registrations.
          9.2 Piggyback Registrations.
               (a) Right to Piggyback. Whenever the Company proposes to register any of its Securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company’s notice (a “Piggyback Registration”).
               (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.
               (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering (the “Company Offering Quantity”), the Company will include in such registration Securities in the following priority:
                    (i) first, the Company will include the Securities the Company proposes to register;
                    (ii) second, the Company will include all Registrable Securities requested to be included by any holders thereof, and if the number of such holders’ Registrable Securities requested to be included exceeds the Company Offering Quantity, then the Company shall include a pro rated allocation of all Registrable Securities requested to be included, with such shares to be allocated to each such holder requesting inclusion in proportion to the number of Registrable Securities (calculated on an as converted basis) then owned by each such holder requesting inclusion in relation to the number of Registrable Securities (calculated on an as converted basis) then owned by all Stockholders requesting inclusion; and
                    (iii) third, to the extent (and only to the extent) that the Company Offering Quantity exceeds the aggregate amount of Securities to be sold for the account of the holders of Registrable Securities which are requested to be included in such registration (the “Excess Company Offering Quantity”), the Company will include in such registration any other Securities requested to be included in such offering, and if the number of such other holders’ Securities requested to be included exceeds the Excess Company Offering Quantity, then the Company shall include only each such requesting holder’s pro rata share of the Excess Company Offering Quantity, based on the amount of Securities held by such holder, on an as converted basis.
               (d) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 9.1, pursuant to this Section 9.2 or pursuant to Section 9.3 below, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar form), whether on its own behalf or at the request of any holder or holders of such Securities, until a period of at least 180 days has elapsed from the date on which such previous registration statement was declared effective by the SEC.

          9.3 Shelf Registration.
               The Company shall file with the SEC on or prior to 12 months after the closing date of a Qualifying IPO, a shelf registration statement pursuant to Rule 415 under the Act (as may then be amended) (the “Shelf Registration Statement”) on Form S-1 or Form S-3, if the use of such form is then available and as determined by the Company, to cover resales of Registrable Securities by the Stockholders thereof who complete and execute all customary questionnaires, powers of attorney, indemnities and other documents reasonably required by the Company in connection with the Shelf Registration Statement. The Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC on or prior to 15 months after the closing date of a Qualifying IPO. The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending two years from the effective date thereof or such shorter period that will terminate when each of the Registrable Securities covered by the Shelf Registration Statement shall cease to be a Registrable Security.
          9.4 Holdback Agreements.
               (a) To the extent not inconsistent with applicable law, the holders of Registrable Securities agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any Securities that the holders of Registrable Securities own prior to the effective date of any registration statement and during the seven days prior to and the 120-day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree; provided that the foregoing restrictions shall not be more restrictive in duration or scope than restrictions imposed on (i) any Person which has been granted registration rights by the Company, (ii) any officer or director of the Company or (iii) any 5% or greater holder of equity securities of the Company; and provided further, that such restriction shall not apply to equity securities purchased in or after such underwritten registration. Notwithstanding anything herein to the contrary, the Growth Fund of America, Inc. shall not be subject to the provisions of this Section 9.4(a) with respect to any registration statement other than that relating to the Company’s initial public offering of equity securities.
               (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor or similar form), unless the underwriters managing the public offering otherwise agree, and (ii) to cause each holder of its Securities, purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such Securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the public offering otherwise agree.

          9.5 Registration Procedures.
               Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
               (a) prepare and, within 60 days (or 45 days with respect to any short form Registration) after the end of the period within which requests for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and thereafter use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel); provided, however, that the Company may postpone for not more than 90 calendar days the filing or effectiveness of a registration statement requested under Section 9.1 hereof if the Company determines that such registration could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction then under consideration; but in such event, MCG, the Demand Group, and/or the Banks whichever has made a demand for such registration, shall be entitled to withdraw such request, and if such request is withdrawn such registration will not count as a Demand Registration under Section 9.1 hereof;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 270 days (subject to extension pursuant to Section 9.8(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the Securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement until such time as all of such Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;
               (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities Beneficially Owned by such seller;

               (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities Beneficially Owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
               (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a “Changing Event”) as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a “Correction Event”) a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
               (f) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;
               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
               (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
               (j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective: date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
               (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable commercially reasonable efforts promptly to obtain the withdrawal of such order;
               (l) use its commercially reasonable efforts to obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and
               (m) use its commercially reasonable efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.
The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. No filing under subparagraph 9.5(a) or 9.5(b) shall be deemed late, in default of the Company’s obligations thereunder, or otherwise defective, if it occurs after the times indicated in such subparagraphs solely as a result of any delay by any seller of Registrable Securities in furnishing the information called for pursuant to the preceding sentence.
          9.6 Registration Expenses.
               (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, transfer agent and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne as provided in this Agreement, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its Employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the Securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.
               (b) In connection with each Demand Registration (including registration pursuant to Section 9.11, a Piggyback Registration and the Shelf Registration Statement), the Company shall reimburse the holders of Registrable Securities for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities who request inclusion in such registration, reasonably acceptable to the Company.
               (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of Registrable Securities and any other holder of Securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder’s Registrable Securities or other Securities, as the case may be, so included, and any Registration Expenses not so allocable will be borne by all sellers of Registrable Securities and any other holders of Securities included in such registration in an amount determined by dividing such Registration Expenses by a fraction, the numerator of which is the selling price to be received by such seller of Registrable Securities or such other holder of Securities and the denominator of which is the aggregate selling price of all Registrable Securities or other Securities.
               (d) The obligation of the Company to bear expenses described in Section 9.6(a) and to reimburse the holders of Registrable Securities for the expenses described in Section 9.6(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a holder of Registrable Securities (unless withdrawn following postponement of filing by the Company in accordance with Section 9.5(a)) or any supplements or amendments to a Registration Statement or prospectus resulting from a misstatement furnished to the Company by a holder of Registrable Securities shall be borne by the holder.
          9.7 Indemnification.
               (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities and its Representatives against any Losses, joint or several, to which such holder of Registrable Securities or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder of Registrable Securities and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding, provided, however, that the Company shall not be liable to any such holder in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder of Registrable Securities or its Representatives expressly for use therein or by failure of such holder of Registrable Securities to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
               (b) In connection with any registration statement in which the holders of Registrable Securities are participating, the holders of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, each such holder of Registrable Securities will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses, joint or several, to which the Company, its directors and officers and each other controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities by such holder of Registrable Securities during any period beginning when such holder has received proper written notice of a Changing Event (as defined in Section 9.5(e)) and ending on a Correction Event (as defined in Section 9.5(e)), (ii) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder of Registrable Securities expressly for use therein, and such holder of Registrable Securities will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding; provided, however, that the obligation to indemnify will be individual to each such holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder of Registrable Securities from the sale of Registrable Securities pursuant to such registration statement.
               (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Such indemnifying party shall not, however, enter into any settlement with a party without obtaining an unconditional release of each indemnified party by such party with respect to any and all claims against each indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
               (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the Transfer of Securities.
               (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 9.7(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9.7(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 9.7(e).
               (f) The indemnification and contribution required by this Section 9.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
          9.8 Participation in Underwritten Registrations.
               (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that each holder of Registrable Securities shall not be required to sell more than the number of Registrable

Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
               (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.5(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 9.5(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 9.5(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 9.5(e).
          9.9 Current Public Information.
               At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Securities Exchange Act and such registration statement has been declared effective, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder, and will use commercially reasonable efforts to take such further action as the Purchasers may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC.
          9.10 Adjustment Affecting Registrable Securities.
               Except as otherwise provided herein, the Company will not effect a stock split or dividend or a combination of shares or take any similar action, or permit any similar change to occur, with respect to its Securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares) in any material respect.
          9.11 Form S-3 Registration.
               In case the Company shall receive from MCG, the Demand Group, or the Banks a written request or requests pursuant to Section 9.1 that the Company effect a registration on Form S-3 under the Securities Act (or any similar successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities Beneficially Owned by such holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Securities; and
               (b) as soon as practicable, use its commercially reasonable efforts to effect such registration and provide information on all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Securities of any other holders of any Securities of the Company joining in such request as is specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.11: (i) if the Company is not qualified as a registrant entitled to use Form S-3 (or the applicable successor form); or (ii) if the Company shall furnish to MCG, the Demand Group, and/or the Banks that requested to be included in such registration, a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of request of MCG, the Demand Group, and/or the Banks as the case may be, under this Section 9.11; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.
     Subject to the foregoing, the Company shall file and use its commercially reasonable efforts to bring effective a registration statement covering the Registrable Securities and other Securities so requested to be registered as soon as practicable after receipt of the request of either MCG, the Demand Group, and/or the Banks.
          9.12 Non-transferability of Rights.
               Notwithstanding anything to the contrary contained herein, the rights granted to MCG, the Demand Group, and the Banks under this Section 9 are non-transferable, other than (i) with respect to MCG and the Demand Group, to their Affiliates in connection with a Transfer of Securities by such parties to such Affiliates and (ii) with respect to the Banks, to their Affiliates or a Permitted Transferee in connection with a Transfer of Securities by such Bank to such Affiliates or such Permitted Transferee.
     10. Financial Statements, Reports, Etc.
          10.1 Required Statements.
               Until such time as the Company begins to file periodic reports with the SEC, the Company shall furnish to each Significant Stockholder that is not a Competitor:
               (a) as soon as practicable, but in any event within forty-five (45) days after the end of each of the four (4) quarters of each fiscal year of the Company, an unaudited balance sheet, income statement and statement of cash flows as of the end of such fiscal quarter, in reasonable detail and prepared in accordance with GAAP;
               (b) as soon as available, and in any event within ninety (90) days after the end of each subsequent fiscal year of the Company, an audited consolidated financial statement of the Company and its subsidiaries as of the end of such fiscal year, together with the related audited consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by nationally recognized independent public accountants selected by the Board (the “Annual Financial Statement”). The Annual Financial Statement shall be accompanied by comparative statements from the prior fiscal year;
          10.2 Provision of Information.
               Until such time as the Company begins to file periodic reports with the SEC, all financial statements and reports furnished to the holders of notes pursuant to the Indenture and/or the lenders pursuant to the Revolving Credit Facility or other third-party lenders shall also be provided to MCG, Baker, NEA and Communications Ventures II, L.P., Communications Ventures Affiliates Fund II, L.P., ComVentures IV, L.P., ComVentures IV CEO Fund, L.P. and ComVentures IV Entrepreneurs’ Fund, L.P. (collectively, “ComVentures”), WPG Enterprise Fund III, L.L.C., Weiss, Peck & Greer Venture Associates IV, L.L.C., WPG. Information Sciences Entrepreneur Fund, L.P. and Weiss, Peck & Greer Venture Associates IV Cayman, L.P. (collectively, “Lightspeed”), AP EUREKAGGN LLC and Trimaran Fund II, LLC.
          10.3 Confidentiality.
               All materials and information obtained by any Significant Stockholder pursuant to Section 10.1 shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Significant Stockholder in contravention of this Agreement), (b) to such Significant Stockholder’s directors, officers, trustees, shareholders, partners, employees, agents, counsel, accountants, funding sources, rating agencies, insurers and other professional consultants on a need to know basis, (c) to any other Significant Stockholder, (d) to any Person to which such Significant Stockholder offers to Transfer any Securities; provided that the prospective Transferee shall agree to be bound by the provisions of this Section 10.3, (e) in order to comply with any law, rule, regulation or order applicable to such Significant Stockholder, (f) as required or requested to be made by any regulatory or governmental agency or (g) in connection with any litigation to which any Significant Stockholder is a party or formal or any informal investigative demand issued to such Significant Stockholder in the course of any litigation, investigation or administrative proceeding; provided that any Significant Stockholder disclosing information pursuant to subsection (g) of this Section 10.3 shall notify the Company immediately of any such disclosure; provided further, that any Significant Stockholder disclosing pursuant to subsection (g) of this Section 10.3 will exercise commercially reasonable efforts to obtain a protective order requiring that the material and information so disclosed be used only for the purposes required by such litigation or other reliable assurance that confidential treatment will be provided. Notwithstanding the foregoing, (i) any Significant Stockholder disclosing information pursuant to (b), (c) or (d) of this Section 10.3 may not disclose such information to a Competitor and (ii)

to the extent that the obligations of each Significant Stockholder pursuant to this Section 10.3 are inconsistent with a confidentiality arrangement entered into between the Company and such Significant Stockholder, the obligations of this Section 10.3 shall be superseded by such other confidentiality arrangement.
          10.4 Non-transferability of Rights.
               Notwithstanding anything to the contrary contained herein, the rights granted to the Significant Stockholders under this Section 10 are non-transferable, other than to their respective Affiliates in connection with a Transfer of Securities by such parties to such Affiliates or to the their Transferees who become a party to this Agreement and who Beneficially Own four percent (4%) or more of the Fully Diluted Common Stock.
     11. Board Observers; Director Expenses.
          (a) Subject to the execution of confidentiality agreements as may be reasonably required by the Company, the Banks, for so long as the Banks own at least fifty percent (50%) of the shares of Class A Common Stock owned by such Banks immediately after the Effective Time (as defined in the Merger Agreement), exclusive of any Class A Common Stock redeemed by the Company pursuant to the Bank Subscription Agreement, shall be permitted to designate two (2) individuals, who are employees of such Banks, to attend, in a nonvoting observer capacity, all meetings of the Board and, in this respect, the Company shall provide such observers copies of all notices, minutes, consents, and other materials that it provides to members of the Board; provided, however, that no observer may be a Competitor, an employee of a Competitor or otherwise be designated by a Competitor; and provided further, that the Company reserves the right to exclude such observers from access to any notices, minutes, consents, and other materials that it provides to members of the Board or any portion of any meeting if the Company in good faith believes that (i) such exclusion is necessary to preserve any attorney-client privilege of the Company or an Affiliate or (ii) the Banks or its Affiliates have a conflict of interest with respect to the subject matter of the discussions.
          (b) (i) If the Eureka Holders (A) cease to be able to appoint a member of the Board subject to Section 1.1(d) above (B) continue to hold at least five percent (5%) of the outstanding Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock of the company, including any shares of Series B-1 Preferred Stock issued or issuable pursuant to the exercise of warrants to purchase Series B-1 Preferred Stock granted to the stockholders of Eureka in connection with the merger effected pursuant to the Eureka Merger Agreement and including any subsequently issued preferred stock of the Company that is pari passu to the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock (other than with respect to the voting rights granted to the holders of Series A Preferred Stock and Series A-1 Preferred Stock) (all such shares of preferred stock, collectively, the “Investor Preferred Stock”), and (ii) the Company grants to any holder of at least five percent (5%) of the Investor Preferred Stock the right to designate one (1) or more individuals to attend, in a nonvoting observer capacity, all meetings of the Board, then the Eureka Holders shall be permitted to designate one (1) individual, who is an employee of one of the Eureka Holders, to attend, in a nonvoting observer capacity, all meetings of the Board and, in this respect, the Company shall provide such observer copies of all notices, minutes, consents, and other materials that it provides to members of the Board; provided, however, that the observer may not be a Competitor, an employee of a Competitor or otherwise be designated by a Competitor; and provided further, that the Company reserves the right to exclude such observer from access to any notices, minutes, consents, and other materials that it provides to members of the Board or any portion of any meeting if the Company in good faith believes that (i) such exclusion is necessary to preserve any attorney-client privilege of the Company or an Affiliate or (ii) any of the Eureka Holders has a conflict of interest with respect to the subject matter of the discussions.
          (c) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with performing his or her duties as a member of the Board, including without limitation the reasonable out-of-pocket expenses incurred by such person attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company. The Independent Directors may receive reasonable compensation for their service on the Board.
     12. Legend.
          All Stockholders agree that all certificates evidencing Securities shall be stamped or endorsed with a legend in substantially the following form; provided, however, that in the event that Securities are registered under the Securities Act or become available for sale under Rule 144(k) thereof the Company shall promptly upon request, but in any event not later than is necessary in order to consummate any sale pursuant to any underwriting agreement or sales agency agreement relating thereto, deliver a replacement certificate not containing the first paragraph of the legend below in exchange for the legend certificate (it being understood that such legend shall be placed on such replacement certificate if the sale does not occur in accordance with the terms of the registration statement):
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
     IN ADDITION, TRANSFERS, AND OTHER MATTERS IN RESPECT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF MAY 31, 2007 BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN. A COPY OF THE AGREEMENTS IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.
     THE COMPANY HAS MORE THAN ONE CLASS OF STOCK AUTHORIZED FOR ISSUANCE. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR

OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK (OR SERIES THEREOF) OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. PRIOR TO ANY TRANSFER OF THIS CERTIFICATE, THE HOLDER SHOULD CONSIDER WHETHER TO TRANSFER SHARES OF COMMON STOCK (EITHER CLASS A COMMON STOCK OR CLASS B COMMON STOCK) AFTER CONSIDERATION OF THE PROVISIONS SET FORTH IN THE TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, INCLUDING THE SERIES A LIQUIDATION PREFERENCE, THE SERIES A-1 LIQUIDATION PREFERENCE, THE SERIES B LIQUIDATION PREFERENCE, THE SERIES B-1 LIQUIDATION PREFERENCE, THE SERIES C LIQUIDATION PREFERENCE, THE SERIES A ABSOLUTE LIQUIDATION PREFERENCE, THE SERIES A-1 ABSOLUTE LIQUIDATION PREFERENCE, THE SERIES B ABSOLUTE LIQUIDATION PREFERENCE AND THE SERIES B-1 ABSOLUTE LIQUIDATION PREFERENCE SET FORTH IN ARTICLE 4 THEREOF.
     13. Fair Market Value.
          If, following a determination of the Fair Market Value (as defined in the Certificate of Incorporation) under the Certificate of Incorporation of a particular security, property or other asset, the holders of a majority of the outstanding shares of any series of preferred stock, voting together as a single class (the “Objecting Parties”), dispute such determination by sending written notice to the Board within twenty-one days after being given notice of such valuation, the Fair Market Value shall be established by the opinion of an independent appraiser reasonably acceptable to both the Board and the Objecting Parties. If the fair market value as determined by the independent appraiser shall be an amount that is within a range of 90% to 110% of the Fair Market Value as previously determined in good faith by the Board, then the Objecting Parties shall be required to pay the fees and expenses of such independent appraiser, and if the fair market value as determined by the independent appraiser shall be an amount that is not within a range of 90% to 110% of the Fair Market Value as previously determined in good faith by the Board, the Company shall be required to pay the fees and expenses of such independent appraiser.
     14. Termination of Rights and Obligations.
          The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earlier to occur of: (i) such Stockholder is no longer the Beneficial Owner of Securities, (ii) a Qualifying IPO or (iii) a Company Sale, except for: (x) Section 6.1 which shall survive a Qualifying IPO for so long as the Stockholders immediately after the effective time of the Merger continue to Beneficially Own at least fifty (50%) of the Company’s outstanding voting capital stock and (y) Section 9, which shall survive a Qualifying IPO and a Company Sale as to each Stockholder for so long as such Stockholder Beneficially Owns Registrable Securities.

     15. Grant of Proxy.
          Should Section 1 of this Agreement be construed to constitute the granting of proxies with respect to the election of directors, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.
     16. Specific Enforcement.
          Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the injured party irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the injured party shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such injured party at law or in equity.
     17. Stock Splits, Stock Dividends, etc.
          In the event of any stock split, stock dividend, recapitalization, reorganization or combination, any securities issued to the parties shall be subject to this Agreement.
     18. Merger; Termination of Original Agreement.
          This Agreement supersedes, merges and renders void any and all prior agreements and/or understandings among or between the parties, oral or written, with respect to its subject matter, including without limitation the Original Agreement.
     19. Manner of Voting.
          The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.
     20. Term.
          This Agreement shall continue in full force and effect for a period of ten (10) years commencing from the date of this Agreement.
     21. Representations and Warranties.
          Each party hereto represents and warrants to the other parties hereto as follows:
          (a) It has full power and authority to execute, deliver and perform its obligations under this Agreement.
          (b) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

          (c) The execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.
          (d) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.
          (e) Other than this Agreement and any agreement between MCG and certain BridgeCom executives, it is not a party to any contract or agreement, written or oral, (i) with respect to the Securities of the Company (including, without limitation, any proxy, voting agreement, voting trust, stockholder’s agreement, registration rights agreement, etc.) or (ii) otherwise with or relating to the Company. Other than any agreement between MCG and certain BridgeCom executives, it has not granted and is not a party to any proxy, voting trust or any agreement which is inconsistent with or otherwise conflicts with any provisions of this Agreement and will not grant any proxy or become party to any voting trust or other agreement which is inconsistent with or otherwise conflicts with any provisions of this Agreement.
     22. Certain Definitions.
          The following capitalized terms shall have the meanings ascribed to them below:
          “Affiliate” means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
          “Agreement” has the meaning set forth in the Preamble.
          “All or Nothing Sale” has the meaning set forth in Section 4(a).
          “Annual Financial Statement” has the meaning set forth in Section 10(b).
          “Baker Directors” has the meaning set forth in Section 1.1(b).
          “Banks” has the meaning set forth in the Preamble.
          “Beneficial Owner” (and, with correlative meanings, “Beneficially Own” and “Beneficial Ownership”) of any interest means a Person which, together with its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act, or which, together with its Affiliates, has the right to become such a beneficial owner of such interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any warrant, right or other instrument, or otherwise.

          “Board” means the Board of Directors of the Company in office at the applicable time, as elected in accordance with the provisions of this Agreement.
          “BridgeCom” has the meaning set forth in the Recitals.
          “BridgeCom Employee” has the meaning set forth in Section 4(c).
          “BridgeCom Merger Agreement” has the meaning set forth in the Recitals.
          “Bring-Along Notice” has the meaning set forth in Section 6.1(b).
          “Bring-Along Stockholder” has the meaning set forth in Section 6.1(a).
          “Certificate of Incorporation” means the Company’s Tenth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware immediately at the Effective Time, as the same may be amended from time to time.
          “Changing Event” has the meaning set forth in Section 9.5(e).
          “Class A Common Stock” has the meaning set forth in the Recitals.
          “Class B Common Stock” means the class B, non-voting common stock, $0.01 par value per share, of the Company.
          “Common Stock” means the Class A Common Stock and Class B Common Stock.
          “Company” has the meaning set forth in the Preamble.
          “Company Acceptance Period” has the meaning set forth in Section 4(c).
          “Company Offering Quantity” has the meaning set forth in Section 9.2(c).
          “Company Refused Securities” has the meaning set forth in Section 4(d).
          “Company Sale” means any sale, lease or other disposition of all or substantially all of the assets of the Company or any merger, reorganization, consolidation or recapitalization transaction or series of transactions, or any transaction or series of related transactions in which the holders of capital stock of the Company immediately prior to such transaction or series of transactions do not continue to own more than fifty percent (50%) of the voting power of the surviving entity.
          “Competitor” means any party, Person, or enterprise (including any holding company, parent company, subsidiary or division of such party, Person or enterprise, any other related commercial enterprise, or any party with whom such party, Person or enterprise has entered into an agreement, arrangement or understanding to act in concert) which conducts activities in the Telecommunications Business; provided, however, that:

a.	no Person shall be deemed a Competitor solely as a result of the acquisition or ownership of any securities of a Telecommunications Business, if such securities, together with all other securities owned by such Person’s Affiliates, do not represent more than ten percent (10%) of the outstanding capital stock of such Telecommunications Business; provided that such Person does not have any significant management involvement in, or a right to appoint a representative to the board of directors or other equivalent governing body of, such Telecommunications Business;

b.	no Person shall be deemed a Competitor solely as a result of providing debt financing to a Telecommunications Business, provided that such Person does not have any significant management involvement in, or a right to appoint a representative to the board of directors or other equivalent governing body of, such Telecommunications Business;

c.	the Preferred Stockholders (that are not natural persons) existing immediately after the Effective Time and the Affiliates of such stockholders shall not be deemed a Competitor for the purposes of this Agreement, irrespective of any acquisition of a Telecommunications Business or any interest therein by such Preferred Stockholder from and after the date hereof, including under circumstances where such Preferred Stockholder has significant management involvement in, or has a right to appoint a representative to the board of directors or other equivalent governing body of such Telecommunications Business;

d.	NTFC and Wachovia and the Affiliates of such entities, as long as such Affiliates are not engaged in the Telecommunications Business, shall not be deemed a Competitor for the purposes of this Agreement;

e.	any Person that the disinterested directors of the Board determine is not a Competitor shall not be deemed a Competitor for purposes of this Agreement; and

f.	CVC and each Affiliate of CVC shall be deemed to be a Competitor.
          “ComVentures” has the meaning set forth in Section 10.2.
          “Correction Event” has the meaning set forth in Section 9.5(e).
          “CVC” means Columbia Ventures Corporation.
          “Demand Group” has the meaning set forth in Section 9.1(a).
          “Demand Registrations” has the meaning set forth in Section 9.1(a).
          “Designated Independent Director” shall have the meaning set forth in Section 1.1(e).
          “Effective Time” means the time of the Closing of the Indenture.

          “Employees” means any current, former, or retired employee, office consultant, advisor, independent contractor, agent, officer or director of the Company.
          “Eureka Director” has the meaning set forth in Section 1.1(e).
          “Eureka” has the meaning set forth in the Recitals.
          “Eureka Holders” means each of the parties who have executed a Joinder to the Third Amended and Restated Shareholders Agreement, dated as of May 31, 2007, by and among Broadview and the shareholders named therein.
          “Eureka Merger” has the meaning set forth in the Recitals.
          “Eureka Merger Agreement” has the meaning set forth in the Recitals.
          “Excess Company Offering Quantity” has the meaning set forth in Section 9.2(c)(iii).
          “Excess Offering Quantity” has the meaning set forth in Section 9.1(d)(ii).
          “Exclusivity Period” has the meaning set forth in Section 4(b).
          “Existing Broadview Stockholders” has the meaning set forth in the Preamble.
          “Exit Transfer” has the meaning set forth in Section 6.1(a).
          “Exit Transaction” has the meaning set forth in Section 6.2(a).
          “Exit Transaction Exercise Notice” has the meaning set forth in Section 6.2(a).
          “Exiting Stockholders” has the meaning set forth in Section 6.1(a).
          “Exiting Transferees” has the meaning set forth in Section 6.1(a).
          “First Offer Denominator” means the difference of (a) the aggregate number of shares of Fully Diluted Common Stock Beneficially Owned on the first day of the Exclusivity Period by all Remaining Non-Selling Significant Stockholders who exercise their option to purchase Preferred Refused Securities and (b) any Forfeitable Securities Beneficially Owned on the first day of the Exclusivity Period by the Banks who exercise their option to purchase the Preferred Refused Securities.
          “Fiscal Quarter” means any of the accounting periods of the Company ending on March 31, June 30, September 30 and December 31 of each year.
          “Forfeitable Securities” means the shares of Class A Common Stock Beneficially Owned by the Banks that are subject to buy-back rights of the Company.
          “Fully Diluted Common Stock” means, at any given time, all shares of Common Stock issued and outstanding at such time, plus all shares of Common Stock then issuable upon exercise of any then outstanding options, warrants and convertible securities of the Company, whether or not such options, warrants or convertible securities are actually exercisable or convertible at such time.
          “Fully Diluted Voting Common Stock” means, at any given time, all shares of Class A Common Stock issued and outstanding at such time, plus all shares of Class A Common Stock then issuable upon exercise of any then outstanding options, warrants and convertible securities of the Company (to the extent convertible at the sole option of the holder), whether or not such options, warrants or convertible securities are actually exercisable or convertible at such time, provided, however, that no shares of Class B Common Stock outstanding or issuable upon exercise of any then outstanding options, warrants or convertible securities of the Company shall be included in the Fully Diluted Voting Common Stock.
          “Funded Debt” means as of the date of determination all indebtedness including capital lease obligations, but excluding all accounts payable of the Company, that would appear as a liability for long term debt, short term debt, current maturities of debt and other similar interest bearing obligations on the balance sheet of the Company in accordance with GAAP.
          “Group” has the meaning assigned such term for purposes of Rule 13d-5 under the Exchange Act.
          “HSR” has the meaning set forth in Section 4(g).
          “Independent Director” means, with respect to Section 1.1(e), a director that would qualify as an “Independent Director” (as defined in the NASDAQ Stock Market Marketplace Rules) for MCG, NEA, Baker or the Eureka Holders.
          “Indenture” means the indenture, dated as of August 23, 2006, executed pursuant to the Note Offering.
          “Initial Broadview Parties” has the meaning set forth under the heading on the signature page of this Agreement.
          “Issuance Stock” has the meaning set forth in Section 7(b).
          “Joint Directors” has the meaning set forth in Section 1.1(e).
          “Lightspeed” has the meaning set forth in Section 10.2.
          “Loss” means any liability, demand, investigation, claim, action, cause of action, lawsuit, compromise, settlement, assessment or judgment, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims.
          “Management Incentive Plan” has the meaning set forth in the Recitals.
          “Management Incentive Stockholders” has the meaning set forth in the Preamble.
          “MCG” has the meaning set forth in the Preamble.

          “MCG Directors” has the meaning set forth in Section 1.1(a).
          “Management Stockholder” means any individual who is part of the Company’s management and who is designated by the Board or the Compensation Committee thereof as a “Management Stockholder” for purpose of this definition.
          “Merger” has the meaning set forth in the Recitals.
          “NEA Director” has the meaning set forth in Section 1.1(c).
          “Non-Forfeitable Securities” means the shares of Class A Common Stock Beneficially Owned by the Banks that are not subject to the buy-back right of the Company.
          “Non-Selling Preferred Significant Stockholder” has the meaning set forth in Section 4(d).
          “Non-Selling Significant Stockholder” has the meaning set forth in Section 4.
          “Note Offering” means the offering by the Company of $210,000,000 principal amount of notes consummated on August 23, 2006.
          “Notice of Intent” has the meaning set forth in Section 4(a).
          “NTFC” means NTFC Capital Corporation.
          “Objecting Parties” has the meaning set forth in Section 13.
          “Offer Securities” has the meaning set forth in Section 4(e).
          “Offered Securities” has the meaning set forth in Section 4(a).
          “Offering Quantity” has the meaning set forth in Section 9.1(d).
          “Original Agreement” has the meaning set forth in the Recitals.
          “Oversubscribed Preferred Stockholder” has the meaning set forth in Section 4(d).
          “Oversubscribed Stockholder” has the meaning set forth in Section 4(e).
          “Permitted Transferee” means in the case of each of the parties to this Agreement, and upon the condition of compliance with Section 3 of this Agreement, (i) a Person to whom Securities are Transferred from such transferring party by will or the laws of descent and distribution or by gift without consideration of any kind; provided that such Transferee is the Stockholder’s Relative, (ii) a trust that is for the exclusive benefit of, or a partnership the partners of which are exclusively, such transferring party or his or her Permitted Transferees under (i) above, (iii) an Affiliate of the Transferor, (iv) a Person to whom Securities are Transferred pursuant to a public offering registered under the Securities Act or (v) the Company.

          “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.
          “Piggyback Registration” has the meaning set forth in Section 9.2(a).
          “Preemptive Rights Stockholders” has the meaning set forth in Section 7.
          “Preferred Acceptance Period” has the meaning set forth in Section 4(d).
          “Preferred Offer Securities” has the meaning set forth in Section 4(d).
          “Preferred Refused Securities” has the meaning set forth in Section 4(e).
          “Preferred Remaining Securities” has the meaning set forth in Section 4(d).
          “Preferred Stock” means the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series C Preferred Stock.
          “Preferred Stockholder” means a Stockholder who Beneficially Owns Preferred Stock.
          “Proportionate Percentage” with respect to Section 4 means, (A) as to each Non-Selling Preferred Significant Stockholder, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of Fully Diluted Common Stock Beneficially Owned by such Non-Selling Preferred Significant Stockholder on the first day of the Exclusivity Period by (ii) the aggregate number of shares of Fully Diluted Common Stock Beneficially Owned on the first day of the Exclusivity Period by all Non-Selling Preferred Significant Stockholders who exercise their option to purchase Company Refused Securities, (B) as to each Remaining Non-Selling Significant Stockholder except for the Banks, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of Fully Diluted Common Stock Beneficially Owned by such Remaining Non-Selling Significant Stockholder on the first day of the Exclusivity Period by (ii) the First Offer Denominator, and (C) as to each Bank, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of Non-Forfeitable Securities Beneficially Owned by such Bank on the first day of the Exclusivity Period by (ii) the First Offer Denominator. “Proportionate Percentage” with respect to Section 5 means, (A) as to each Non-Selling Significant Stockholder except for the Banks, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of Fully Diluted Common Stock Beneficially Owned by such Non-Selling Significant Stockholder on the first day of the Section 5 Acceptance Period by (ii) the Tag Along Denominator, and (B) as to each Bank, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of Non-Forfeitable Securities Beneficially Owned by such Bank on the first day of the Section 5 Acceptance Period by (ii) the Tag Along Denominator.
          “Qualifying IPO” shall mean any issuance and sale of shares of Common Stock which occurs in an underwritten public offering registered under the Securities Act of 1933, as amended, and provides net proceeds to the Company of not less than $50,000,000.

          “Registrable Securities” means (i) any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock or the Series C Preferred Stock or the exercise of the Warrants held by the Warrant Holders, (ii) any other shares of Common Stock held by the Stockholders, and (iii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering them or (y) sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act).
          “Registration Expenses” has the meaning set forth in Section 9.6(a).
          “Relative” means with respect to each Stockholder, such Stockholder’s spouse, former spouse, child, stepchild, parent, parent of spouse, sibling or grandchild.
          “Remaining Non-Selling Significant Stockholder” has the meaning set forth in Section 4(e).
          “Remaining Securities” has the meaning set forth in Section 4(e).
          “Representatives” of a Person means its officers, Employees, agents, legal advisors and accountants.
          “Requesting Investors” has the meaning set forth in Section 6.2(a).
          “Restricted Stock Settlement Agreement” means the Restricted Stock Settlement Agreement, dated April 2007, by and among the Company, MCG Capital Corporation, a Delaware corporation, BridgeCom Holdings, Inc., a Delaware corporation, and the individual grantee named therein.
          “Revolving Credit Facility” means the $25,000,000 revolving credit facility entered into by the Company on August 23, 2006.
          “SEC” has the meaning set forth in Section 6.1(c).
          “Sale Notice” has the meaning set forth in Section 5(a).
          “Sale Period” has the meaning set forth in Section 4(f).
          “Section 5 Acceptance Period” has the meaning set forth in Section 5(c).
          “Section 7 Acceptance Period” has the meaning set forth in Section 7(b).
          “Securities” means any class or series of preferred stock of the Company, the Common Stock of the Company, or any warrant, option or other right to purchase any of the foregoing, including, without limitation, any convertible debt or similar instrument.

          “Selling Group” has the meaning set forth in Section 5.
          “Selling Stockholder” has the meaning set forth in Section 4.
          “Series A/A-1 Holders” has the meaning set forth in Section 2(a).
           “Series B/B-1 Holders” has the meaning set forth in Section 2(a).
          “Series A Preferred Stock” has the meaning set forth in the Recitals.
          “Series A-1 Preferred Stock” has the meaning set forth in the Recitals.
          “Series B Preferred Stock” has the meaning set forth in the Recitals.
          “Series B-1 Preferred Stock” has the meaning set forth in the Recitals.
          “Series C Preferred Stock” has the meaning set forth in the Recitals.
          “Shelf Registration Statement” has the meaning set forth in Section 9.3.
          “Significant Stockholder” means a Stockholder Beneficially Owning 2.3% or more of the Fully Diluted Voting Common Stock immediately after the Effective Time.
          “Stockholder” has the meaning set forth in the Preamble.
          “Subsidiary” means with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned or controlled, directly or indirectly, by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.
          “Tag Along Denominator” means the aggregate number of shares of Fully Diluted Common Stock Beneficially Owned on the first day of the Section 5 Acceptance Period by the Selling Group and all Non-Selling Significant Stockholders who wish to participate in the Tag Along Sale.
          “Tag Along Sale” has the meaning set forth in Section 5.
          “Telecommunications Business” means the business of primarily (i) transmitting, or providing services relating to the transmission of voice, fax, video or data through owned or leased transmission facilities or the provision of Internet related or other enhanced services (“Telecommunications Services”), (ii) creating, developing or marketing communications related network equipment, software and other devices for use in providing Telecommunications Services, (iii) owning, developing or operating assets related to Telecommunications Services, (iv) owning, developing or operating back-office or support systems related to Telecommunications Services or (v) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i), (ii), (iii) or (iv) above.

          “Third Independent Director” shall have the meaning set forth in Section 1.1(e).
          “Transfer” means to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, any Securities (or any beneficial interest therein).
          “Transferee” has the meaning set forth in Section 3.1.
          “Unaccredited Stockholders” has the meaning set forth in Section 6.1(c).
          “Wachovia” means Wachovia Bank, National Association.
          “Warrant Holders” means the holders of warrants.
          “Warrants” means any and all warrants to purchase Common Stock outstanding immediately after the effective time of the Merger.
     23. Severability.
          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Upon a determination that any provision is prohibited by or invalid under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner.
     24. Counterparts.
          This Agreement maybe executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     25. Notices.
          All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt), if to the Company to:

Broadview Networks Holdings, Inc.
800 Westchester Ave
5th Floor, Suite N501
Rye Brook, NY 10573
Attention: Chief Executive Officer
Phone: (914) 922-7000
Facsimile: (914) 922-7001
if to MCG to:
MCG Capital Corporation
1100 Wilson Boulevard
Suite 3000
Arlington, Virginia 22209
Email: srubenstein@mcgcapital.com
Facsimile: (703) 247-7505
Attention: Samuel G. Rubenstein
if to a Stockholder,
at the address or facsimile number shown on the record books of the Company or at such other address for a party as shall be specified by like notice.
     26. Governing Law.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
     27. Consent to Jurisdiction.
          EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY LACKS SUBJECT MATTER JURISDICTION, ANY OTHER DELAWARE STATE COURT OR ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY TRANSACTION OR OTHER AGREEMENT CONTEMPLATED HEREBY, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR OTHER AGREEMENT CONTEMPLATED HEREBY IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF THE COURT OF CHANCERY LACKS SUBJECT MATTER JURISDICTION, ANY OTHER DELAWARE STATE COURT OR ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE AND (D) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION

RELATED TO ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR OTHER AGREEMENT CONTEMPLATED HEREBY
     28. Assignees and Transferees; No Third-Party Beneficiaries.
          Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing herein expressed or implied shall give or be construed to give any Person, other than the parties and such successors and assigns, any legal or equitable rights hereunder. No Stockholder may assign any of its rights or obligations hereunder other than pursuant to a Transfer that has been made in compliance with the requirements of this Agreement. Notwithstanding anything in this agreement to the contrary, but subject to Sections 1.5, 7(c), 9.12 and 10.4 of this Agreement, this restriction on Transfer shall not apply to MCG Capital Corporation if MCG Capital Corporation merges with, or sells all or substantially all of its assets or sells all or substantially all of its issued and outstanding capital stock or other equity interests to, another Person. The Company may not assign any of its rights or obligations hereunder to any other Person.
     29. Survival of Representations and Warranties.
          All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any Stockholder.
     30. Captions.
          The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof. The use of the word “including” herein means “including without limitation.”
     31. No Strict Construction.
          The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.
     32. Entire Agreement; Amendments.
          This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Company and Stockholders that Beneficially Own shares representing at least sixty-seven percent (67%) of the voting power of the Company’s capital stock; provided, however, that:
          (i) this Agreement shall not be amended, either directly or indirectly, in any manner that would adversely affect the Preferred Stockholders without the affirmative vote of the Preferred Stockholders that Beneficially Own a majority of the Preferred Stock then outstanding;
          (ii) this Agreement shall not be amended, either directly or indirectly, in any manner that would adversely affect Stockholders that Beneficially Own Series A Preferred Stock and/or Series A-1 Preferred Stock without the affirmative vote of the Stockholders that Beneficially Own a majority of the Series A Preferred Stock and Series A-1 Preferred Stock then outstanding;
          (iii) this Agreement shall not be amended, either directly or indirectly, in any manner that would adversely affect Stockholders that Beneficially Own Series B Preferred Stock and/or Series B-1 Preferred Stock without the affirmative vote of the Stockholders that Beneficially Own at least a majority of the Series B Preferred Stock and Series B-1 Preferred Stock then outstanding;
          (iv) this Agreement shall not be amended, either directly or indirectly, in any manner that would adversely affect Stockholders that Beneficially Own Series C Preferred Stock disproportionately in comparison to the effect upon the Stockholders that Beneficially Own Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock without the affirmative vote of the Stockholders that Beneficially Own at least a majority of the Series C Preferred Stock then outstanding;
          (v) this Agreement shall not be amended, either directly or indirectly, in any manner that would adversely affect Stockholders that Beneficially Own Class A Common Stock without the affirmative vote of the Stockholders that Beneficially Own at least a majority of the Class A Common Stock then outstanding; and
          (vi) Section 1.1(h) herein shall not be amended, modified or deleted without the affirmative vote of the Stockholders that Beneficially Own a majority of the Series A Preferred Stock and Series A-1 Preferred Stock then outstanding.
     33. Waiver.
          Any waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or, in the event a waiver has not been executed pursuant to the terms of this Section 33, as a waiver of any of such provisions, rights or privileges hereunder.
     34. Effectiveness.
          This Agreement shall become effective at the Effective Time.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BROADVIEW NETWORK HOLDINGS, INC.

By:	/s/ Corey Rinker

	Name:	Corey Rinker
	Title:	Chief Financial Officer

MCG CAPITAL CORPORATION

By:	/s/ Samuel G. Rubenstein

	Name:	Samuel G. Rubenstein
	Title:	Executive Vice President

INITIAL BROADVIEW PARTIES

BAKER COMMUNICATIONS FUND, LP.,

By	Baker Capital Partners, LLC, its General Partner

By:	/s/ John C. Baker

	Name:	John C. Baker
Title:

BAKER COMMUNICATIONS FUND II (QP), L.P.

By:	Baker Capital Partners II, LLC, its General Partner

By:	/s/ John C. Baker

	Name:	John C. Baker
Title:
[Signature Page for Amended and Restated Shareholders Agreement]

THE STATE TREASURER OF THE STATE OF MICHIGAN, as Custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System and Michigan State Police Retirement System

By:

	Name:	Thomas L. Hufnagel
	Title:	Administrator
Alternative Investments Division

Joel D. Gross

COMMUNICATIONS VENTURES II, L.P.

By:	ComVen II, LLC, its General Partner

By:	/s/ Roland A. Van der Meer

	Name:	Roland A. Van der Meer
	Title:	Member

COMMUNICATIONS VENTURES II, AFFILIATES FUND, L.P.

By:	ComVen II, LLC, its General Partner

By:	/s/ Roland A. Van der Meer

	Name:	Roland A. Van der Meer
	Title:	Member

COMVENTURES IV, L.P.

By:	ComVen IV, LLC, its General Partner

By:	/s/ Roland A. Van der Meer

	Name:	Roland A. Van der Meer
	Title:	Member

Stockwell Fund, L.P.

By:	Stockwell Managers, LLC, its general partner

By:

	Name:	Thomas L. Hufnagel
	Title:	Vice President

COMVENTURES IV CEO FUND, L.P.

By:	ComVen IV, LLC, its General Partner

By:	/s/ Roland A. Van der Meer

	Name:	Roland A. Van der Meer
	Title:	Member

COMVENTURES IV ENTREPRENEURS’ FUND, L.P.

By:	ComVen IV, LLC, its General Partner

By:	/s/ Roland A. Van der Meer

	Name:	Roland A. Van der Meer
	Title:	Member

NEW ENTERPRISE ASSOCIATES VII, L.P.

By:	NEA Partners VII, LP., General Partner

By:	/s/ Peter Barris

	Name:	Peter Barris
Title:

NEA PRESIDENTS FUND

By:	/s/ Peter Barris

	Name:	Peter Barris
Title:

NEA VENTURES 1998, L.P.

By:	/s/ Cindy Crnkovich

	Name:	Cindy Crnkovich
	Title:	Vice President

NEW ENTERPRISE ASSOCIATES 9, L.P.

By:	NEA Partners, its General Partner

By:	/s/ Peter Barris

	Name:	Peter Barris
Title:

NEW ENTERPRISE ASSOCIATES 10, L.P.

By:	NEA Partners, its General Partner

By:	/s/ Peter Barris

	Name:	Peter Barris
Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:

	Name:	Shelley M. Zoler
	Title:	Director

THE GROWTH FUND OF AMERICA, INC.

By:	CAPITAL RESEARCH AND MANAGEMENT COMPANY, its Investment Adviser

By:

	Name:	Michael J. Downer
	Title:	Vice President and Secretary

WPG ENTERPRISE FUND III, L.L.C.

By:	WPG VC FUND ADVISER, L.L.C., Fund Investment Advisory Member

By:	/s/ Illegible

Name:
Title:

WEISS, PECK & GREER VENTURE ASSOCIATES IV, L.L.C.

By:	WPG VC FUND ADVISER, L.L.C., Fund Investment Advisory Member

By:	/s/ Illegible

Name:
Title:

WPG INFORMATION SCIENCES ENTREPRENEUR FUND, L.P.

By:	WPG VC FUND ADVISER, L.L.C. General Partner

By:	/s/ Illegible

Name:
Title:

WEISS, PECK & GREER VENTURE ASSOCIATES IV CAYMAN, L.P.

By:	WPG VC FUND ADVISER, L.L.C., Fund Investment Advisory Member

By:	/s/ Illegible

Name:
Title:

INNOVATIVE TECHNOLOGY PARTNERS II, L.P.

By:	Innovative Technology Partners, G.P., L.L.C., its General Partner

By:

	Name:	Dwight Badger
	Title:	Manager

INNOVATIVE TECHNOLOGY PARTNERS I, L.P.

By:	Innovative Technology Partners, G.P., L.L.C., its General Partner

By:

	Name:	Dwight Badger
	Title:	Manager

CIT LENDING SERVICES CORPORATION

By:

	Name:	Doug Maher
	Title:	Director

Vern M. Kennedy

Terrence J. Anderson

Philip B. Smith

Tracy W. Korman

The following Initial Broadview Parties shall not be deemed a party hereto for purposes of Section 7 hereof:

Eugene Kelly

COMPASS VENTURE PARTNERS, L.P.

By:	Compass Venture Management, L.L.C., its General Partner

By:

	Name:	David G. Arscott
	Title:	Managing Director

Name:	Peter Lawson-Johnson

Name:	Robert Gardiner

Name:	Dennis Lynch

Name:	Eldon Mayer

Name:	Jim Lineberger

Compass Management Partners, LP

By:

	Name:	David G. Arscott
	Title:	General Partner

Ram Trust Company, Trustee, The Eldon C. Mayer Jr. Rollover IRA

By:

	Name:	Kate C. Wilkinson
	Title:	Portfolio Manager

BRIDGECOM MANAGEMENT

/s/ Brian Crotty

Brian Crotty

/s/ Corey Rinker

Corey Rinker

/s/ G. Andrew McDowell

G. Andrew McDowell

/s/ Charles Hunter

Charles Hunter